SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549-0001

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: DECEMBER 1, 2000

AMERICAN EAGLE OUTFITTERS, INC. (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	0-23760	13-2721761
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NUMBER)

150 Thorn Hill Drive Warrendale, PA 15086-7528 (724)776-4857 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER INCLUDING AREA CODE OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

Not Applicable (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements of the Businesses Acquired:

The following financial statements for the acquired businesses are filed herein:

Report of Independent Auditors on Combined Financial Statements for the Divisions of Dylex Limited acquired by American Eagle Outfitters, Inc. for the year ended January 29, 2000

Combined Balance Sheets for the Divisions of Dylex Limited acquired by American Eagle Outfitters, Inc. as of October 28, 2000 (Unaudited) and January 29, 2000

Combined Statements of Operations, Combined Statements of Cash Flows, and Combined Statements of Net Divisional Equity for the Divisions of Dylex Limited acquired by American Eagle Outfitters, Inc. for the year ended January 29, 2000, for the nine months ended October 28, 2000 (Unaudited), and for the nine months ended October 30, 1999 (Unaudited)

Notes to the Combined Financial Statements

(b) Unaudited Pro Forma Financial Statements:

The following unaudited pro forma combined financial statements are filed herein:

Unaudited Pro Forma Combined Balance Sheet as of October 28, 2000

Unaudited Pro Forma Combined Statement of Operations for the nine months ended October 28, 2000

Unaudited Pro Forma Combined Statement of Operations for the year ended January 29, 2000

Notes to the Unaudited Pro Forma Combined Financial Statements

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of Dylex Limited

               We have audited the accompanying combined balance sheet of the Acquired Businesses as of January 29, 2000, and the related combined statements of operations, net divisional equity, and cash flows for the year then ended. The combined financial statements include the accounts of Braemar, Thrifty's and National Logistics Services (the "Acquired Businesses" ). The Acquired Businesses are divisions of Dylex Limited ("Dylex") and thus are under common ownership and common management. These financial statements are the responsibility of the management of Dylex Limited. Our responsibility is to express an opinion on these financial statements based on our audit.

               We conducted our audit in accordance with auditing standards generally accepted in Canada and in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

               In our opinion, such combined financial statements present fairly, in all material respects, the financial position of the Acquired Businesses at January 29, 2000 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
Toronto, Canada

January 19, 2001

Combined Balance Sheet

Divisions of Dylex Limited Acquired by
American Eagle Outfitters, Inc.

January 29, 2000
(U.S. dollars in thousands)

Assets
Current assets:
Cash	$17,998
Merchandise inventory	11,394
Accounts receivable	945
Prepaid expenses	381

Total current assets	30,718

Fixed assets:
Land	2,124
Buildings and renovations	5,781
Leasehold improvements and equipment	22,699

30,604
Less accumulated depreciation	7,986

22,618

Systems development costs, net	1,109

Total assets	$54,445

Liabilities and net divisional equity
Current liabilities:
Accounts payable	$11,466
Accrued liabilities	1,537
Accrued compensation	1,734
Accrued rent	2,750
Unredeemed payable gift certificates	582
Accrued income and other taxes payable	4,677

Total current liabilities	22,746

Noncurrent liabilities	103

Net divisional equity	31,596

Total liabilities and net divisional equity	$54,445

See accompanying notes to the combined financial statements.

Combined Statement of Operations

Divisions of Dylex Limited Acquired by
American Eagle Outfitters, Inc.

Year ended January 29, 2000
(U.S. dollars in thousands)

Net sales	$169,959
Cost of sales, including certain buying, occupancy, and warehousing costs	112,609

Gross profit	57,350

Selling, general, and administrative expenses	43,852
Depreciation and amortization expense	4,450

Operating income	9,048
Other expenses, net	(235)

Income before income taxes	8,813
Provision for income taxes	3,878

Net income	$4,935

See accompanying notes to the combined financial statements.

Combined Statement of Net Divisional Equity

Divisions of Dylex Limited Acquired by
American Eagle Outfitters, Inc.

For the year ended January 29, 2000

(U.S. dollars in thousands)	Net Investment	Other Comprehensive Income	Total Net Divisional Equity

Balance at January 31, 1999	$24,321	$—	$24,321
Net transfers from Dylex	1,986	—	1,986
Comprehensive income:
Net income	4,935	—	4,935
Foreign currency translation adjustments, net of tax	—	354	354

Total comprehensive income			5,289

Balance at January 29, 2000	$31,242	$354	$31,596

See accompanying notes to the combined financial statements.

Combined Statement of Cash Flows
Divisions of Dylex Limited Acquired by
American Eagle Outfitters, Inc.

Year ended January 29, 2000
(U.S. dollars in thousands)

Operating activities:
Net income	$4,935
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,450
Changes in assets and liabilities:
Merchandise inventory	1,518
Accounts receivable	122
Prepaid expenses	(1,109)
Accounts payable	(1,214)
Accrued liabilities	(4,598)
Accrued compensation	(563)
Accrued rent	(5)
Unredeemed gift certificates	23
Accrued income and other taxes payable	(1,605)

Total adjustments	(2,981)

Net cash provided by operating activities	1,954

Investing activities:
Capital expenditures	(7,556)

Net cash used for investing activities	(7,556)

Financing activities
Net transfers from Dylex	6,165

Net cash provided by financing activities	6,165

Net increase in cash	563
Cash—beginning of period	17,435

Cash—end of period	$17,998

See accompanying notes to the combined financial statements.

Notes to Combined Financial Statements

Divisions of Dylex Limited Acquired by
American Eagle Outfitters, Inc.

1.	Business Operations

Braemar, Thrifty's, and National Logistic Services ("NLS") (the "Acquired Businesses") are divisions of Dylex Limited ("Dylex"), which is a company incorporated under the laws of Canada. During 1995, Dylex was reorganized (the "reorganization") under the provisions of the Companies' Creditors Arrangement Act ("CCAA") in Canada.

The Acquired Businesses are specialty retailers of apparel and accessories for women, teens, and young adults. The Acquired Businesses operate 172 retail stores located in Canada. The following table sets forth the approximate percentage of net sales attributable to each merchandise group for the Acquired Businesses:

Year ended January 29, 2000

Men's apparel	28%
Women's apparel	69
Accessories	3

Total	100%

On December 1, 2000, American Eagle Outfitters, Inc. completed the purchase of the Acquired Businesses. These financial statements do not reflect any adjustments as a result of this acquisition. The combined financial statements reflect historical carve-out combined financial statements for the Acquired Businesses at and for the year ended January 29, 2000.

In connection with this acquisition, American Eagle Outfitters, Inc. announced its intention to convert the Braemar retail stores to American Eagle Outfitters retail stores. These combined financial statements do not reflect any adjustments to the assets and liabilities which might arise as a result of this subsequent event.

2.	Principles of Combination

The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All significant transactions and balances between and with the Acquired Businesses have been eliminated in combination. The combined financial statements reflect an allocation of Dylex overhead expenses. These expenses were allocated, where practicable, based on net sales of the businesses acquired, or allocated to the Acquired Businesses on a pro rata basis. Management believes the methods of allocation to be reasonable.

3.	Summary of Significant Accounting Policies

Merchandise Inventory

Merchandise inventory is valued at the lower of cost or market using the retail inventory method. The Acquired Businesses review their inventory levels in order to identify slow-moving merchandise and generally use markdowns to clear merchandise. Markdowns may occur when inventory exceeds customer demand for reasons of style, seasonal adaptation, changes in customer preference, lack of consumer acceptance of fashion items, competition, or if it is determined that the inventory in stock will not sell at its currently ticketed price. Such markdowns may have an adverse impact on earnings, depending on the extent and amount of inventory affected.

Fixed Assets

Fixed assets acquired after January 28, 1995, are recorded at cost. As part of the reorganization, fixed assets were revalued at the lower of net book value or fair market value.

Fixed assets are depreciated on a straight-line basis over their estimated useful lives as follows:

Buildings	40 years
Building renovations	5 years
Leasehold improvements and equipment	4 to 10 years

Depreciation expense for the year ended January 29, 2000 was $3.7 million.

In accordance with FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, management evaluates, at least annually, the ongoing value of long-lived assets associated with retail stores which have been open longer than one year. Impairment losses are recorded on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. When events such as these occur, the impaired assets are adjusted to estimated fair market value. There were no impairment losses recorded for the year ended January 29, 2000.

Capital Leases

Certain long-term lease transactions relating to the financing of store fixtures and other equipment are accounted for as capital leases. Assets recorded under capital leases are amortized on a straight-line basis using rates that are consistent with similar fixed assets. Obligations recorded under capital leases are reduced by rental payments net of imputed interest.

Start up Costs

Costs related to the development of new business concepts are expensed as incurred.

Systems Development Costs

Costs, primarily the external direct costs of purchasing software and direct payroll relating to the implementation of computer systems, are capitalized and amortized over a maximum of four years, commencing when the system is fully operational. Amortization expense for the year ended January 29, 2000 related to these assets was $0.9 million. Details of systems development costs follow:

(U.S. dollars in thousands)	January 29, 2000

Systems development costs	$1,963
Less: accumulated amortization	(854)

Systems development costs, net	$1,109

Store Opening Costs

All costs associated with the opening of new stores are expensed as incurred.

Foreign Currency Translation

As the Acquired Businesses operate solely in Canada, the Canadian dollar is the functional currency. These combined financial statements have been prepared as if the Acquired Businesses adopted the U.S. dollar as the reporting currency as of January 31, 1999. In accordance with FASB Statement No. 52, Foreign Currency Translation, assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rate prevailing at the fiscal year-end. Revenues and expenses denominated in foreign currencies are translated into U.S. dollars at the average exchange rate for the year. Gains or losses resulting from foreign currency transactions are included in the results of operations, whereas related translation adjustments are reported as other comprehensive income in accordance with FASB Statement No. 130, Reporting Comprehensive Income. Components of comprehensive income include net income and the effects of translating the financial statements from the functional currency, Canadian dollars, to the reporting currency, U.S. dollars.

As part of the Statement of Net Divisional Equity, the current year effects of such translation gains and losses are reported, net of tax, as components of other comprehensive loss, as follows:

(U.S. dollars in thousands)	Cumulative Translation Gain- Pre-Tax	Tax Expense	Other Comprehensive Income, Net of Tax

January 29, 2000	$632	($278)	$354

Pension Costs

Dylex maintains two pension plans providing benefits on a defined benefit basis up to the end of 1992, and from 1993, on a defined contribution basis. In connection with the purchase of the Acquired Businesses, Dylex has retained the plan assets and benefit obligations of both plans. Therefore, neither the assets or liabilities related to the defined benefit plans have been included in these combined financial statements.

In the case of the defined benefit provisions, pensions are based on length of service and career average earnings. The cost of pension benefits earned by employees is determined using the projected benefit method pro-rated on service and is charged to expense as services are rendered. This cost reflects Management's best estimates of the pension plans' expected investment yields, salary escalation, mortality of members, termination, and the ages at which members will retire. Adjustments arising from plan amendments, experience gains and losses and changes in assumptions are amortized over the estimated average remaining service lives of the employees. These costs were considered as part of the allocation of Dylex overhead expenses discussed in Note 2.

In the case of the defined contribution plan, the cost of pension benefits is the Dylex required contribution to the plan.

Employee Stock Option Plan

Dylex has a stock option plan, which is described more fully in Note 10 of these combined financial statements. In October 1995, the FASB issued Statement No. 123, Accounting for Stock-Based Compensation, (SFAS 123) which establishes financial accounting and reporting standards for stock-based employee compensation plans. Dylex accounts for its stock-based employee compensation plan using the intrinsic value method under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, (APB 25). Under APB 25, because the exercise price of Dylex's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Use of Estimates

The preparation of the combined financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions based on currently available information. Such estimates and assumptions may affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as at the reporting date and the reported amounts of revenue and expenses during the period. Actual results could differ from the estimates and assumptions used.

Revenue Recognition

Revenue is recorded upon purchase of merchandise by customers. In connection with gift certificates, a deferred revenue amount is established upon purchase of the certificate by the customer and revenue is recognized upon redemption and purchase of the merchandise.

Advertising Costs

Advertising consists primarily of radio and outdoor advertising, preferred customer mailings, and in-store signage. Costs are expensed as incurred. Advertising expense was $3.5 million for the year ended January 29, 2000.

Landlord Allowances

Landlord allowances reduce leasehold improvements and equipment on the combined balance sheet.

Recent Financial Accounting Developments

In 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS 137 and 138 (collectively SFAS 133), which established standards for the recognition and measurement of derivative and hedging activities. This standard is effective for 2001. As discussed in Note 13, Dylex enters into these types of contracts, however, based on the fact that the Acquired Businesses do not engage in this type of activity, these pronouncements are not anticipated to have any significant impact on the combined financial statements.

4.	Supplemental Disclosures of Cash Flow Information

(U.S. dollars in thousands)	Year ended January 29, 2000

Cash paid during the period for:
Income taxes	$76
Interest	$395

Income taxes paid represent the allocation from Dylex to the Acquired Businesses of the Canadian Large Corporation Tax.

5.	Related Party Transactions

Dylex provides management services relating to technology, real estate, legal, lease administration, market research, payroll and accounts payable services to the Acquired Businesses. During the year ended January 29, 2000 management fees paid to Dylex approximated $2.7 million. These fees are included in selling, general, and administrative expenses.

6.	Letters of Credit

Under Dylex, the Acquired Businesses have a borrowing arrangement with a bank to provide $17.4 million of letters of credit. At January 29, 2000, letters of credit of $1.8 million were outstanding related to the Acquired Businesses.

7.	Net Divisional Equity

Net divisional equity represents the net assets of the Acquired Businesses. Included in net divisional equity are all interdivisional balances with Dylex, net income of the Acquired Businesses and foreign currency translation adjustments.

8.	Lease Commitments

Store operations are conducted primarily from leased premises. These leases generally provide for base rentals and the payment of a percentage of sales as additional rent when sales exceed specified levels. These leases generally include renewal options and provide for rent escalations during the term of the lease. Minimum rentals relating to these leases are recorded on a straight-line basis. In addition, the leases typically include common area maintenance charges, real estate taxes, and certain other expenses. These leases are classified as operating leases.

Rent expense charged to operations was as follows:

(U.S. dollars in thousands)	Year ended January 29, 2000

Minimum rentals	$12,700
Contingent rentals	583

$13,283

The Acquired Businesses' future minimum lease payments as of January 29, 2000 are as follows:

(U.S. dollars in thousands)	Capital Leases	Operating Leases

2001	$98	$10,899
2002	68	10,449
2003	29	10,169
2004	—	9,829
2005	—	8,671
Thereafter	—	23,009

Total minimum lease payments	$195	$73,026

Less amount representing imputed interest at varying rates	12

Present value of obligations under capital leases	183
Due within one year	80

Long-term obligations under capital leases	$103

9.	Income Taxes

As of January 29, 2000, the Acquired Businesses did not file separate tax returns, instead the reported operations were included in the Canadian tax return of Dylex Limited, which had significant net operating loss and capital loss carryforwards. Due to these loss carryforwards, no actual current income tax liabilities exist. These combined financial statements show the estimated total tax expense (current and deferred) of the Acquired Businesses, as if they were a standalone Canadian taxpayer, with no tax loss attributable to the reported operations. The current and deferred tax liabilities are grouped together on the combined balance sheet, due to a lack of available data necessary to classify the taxes separately and because such amounts would not be applicable following the purchase of the Acquired Businesses by American Eagle Outfitters, Inc.

The income tax expense is higher than the expected U.S. statutory rate of 35% due to higher statutory rates in Canada.

Significant components of the provision for income taxes are as follows:

Year ended January 29, 2000

(U.S. dollars in thousands)

U.S federal	$—
Canadian	3,878

Provision for income taxes	$3,878

A reconciliation between the U.S. statutory federal income tax and the effective tax rate follows:

Year ended January 29, 2000

U.S. federal income tax rate	35%
Effect of foreign operations subject
to higher Canadian tax rates	9

44%

10.	Employee Stock Option Plan

At the 1995, 1996, and 1997 Annual Meetings of Shareholders of Dylex, the Shareholders approved an employee stock option plan (ESOP) and authorized Dylex to reserve a total of 5,568,873 common shares for issuance in accordance with the terms of the ESOP. Options granted are exercisable over a period from seven to ten years and the purchase price is payable in full at the time the options are exercised. Options are granted at an exercise price equal to the market price of the underlying common shares at the time of the grant and, subject to accelerated vesting provisions, vest at 20% per year commencing on the first anniversary of the grant.

Pro forma information regarding net income is required by FASB 123, however, due to the fact that the fair value method results in net income that is not materially different from amounts reported, no pro forma information is disclosed.

A summary of Dylex's stock option activity applicable to the Acquired Businesses follows:

	Year ended January 29, 2000

	Options	Weighted Average Exercise Price

Outstanding—beginning of period	716,880	$2.81
Granted (exercise price equal to fair value)	200,000	$1.74
Exercised	(9,132)	$0.77
Cancelled	(162,400)	$3.12

Outstanding—end of period	745,348	$2.60

Exercisable—end of period	203,880	$2.60

The following summarizes information about stock options applicable to the Acquired Businesses which are outstanding at January 29, 2000:

		Options Outstanding		Options Exercisable

Exercise Prices	Outstanding at January 29, 2000	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Exercisable At January 29, 2000	Weighted Average Exercise Price

$0.77	215,348	6.0 years	$0.77	100,080	$0.77
$1.31	150,000	9.9 years	$1.31	—	—
$1.92	20,000	6.3 years	$1.92	9,800	$1.92
$3.04	50,000	9.3 years	$3.04	—	—
$4.01	150,000	8.4 years	$4.01	30,000	$4.01
$4.92	160,000	7.4 years	$4.92	64,000	$4.92

$0.77 to $4.92	745,348	7.8 years	$2.60	203,880	$2.60

These stock options were cancelled pursuant to the purchase of the Acquired Businesses by American Eagle Outfitters, Inc.

11.	Pension Plan

The projected net assets available for plan benefits and the actuarially determined present value of accumulated pension benefits for the Acquired Businesses' share of Dylex's two defined benefit plans are as follows:

(U.S. dollars in thousands)	January 29, 2000

Pension fund assets	$954
Pension obligations	$807

The Acquired Businesses' share of pension fund assets and pension obligations disclosed above were determined based on the number of participants from the Acquired Businesses in relation to total plan participants.

In determining the actuarial present value of accumulated plan benefits and pension costs, Dylex used a discount rate and expected rate of return on plan assets of 6.5%. Discount rates reflected current interest rates. Dylex amortized unrecognized gains and losses associated with the plans over the estimated average remaining service life of the employee group covered by the plans, which is estimated to be 15.4 years and 11.0 years for the two plans, respectively. As such, plan assets represent fair market values and liabilities represent the present value of all future benefit obligations.

Commencing January 1, 1993, Dylex introduced a new Retirement Savings Program, the Dylex Employees' Pension Plan, replacing the defined benefit provisions with a defined contribution formula. All benefits earned by employees from this date onward have been reflected in the defined contribution arrangement. For the year ended January 29, 2000, the Acquired Businesses recognized $0.3 million in connection with this plan.

Effective August 31, 2000, Dylex commenced a wind-up of both plans. Dylex management anticipates that it will take one year to complete the wind-up process.

12.	Contingencies

In the normal course of business, the Acquired Businesses have been the subject of legal claims. These legal claims are the responsibility of Dylex. No material amounts related to these claims have been incurred during the year relating to the Acquired Businesses.

13.	Financial Instruments

Foreign Exchange Risk

From time to time, Dylex enters into forward exchange contracts to reduce the foreign exchange risk with respect to U.S. dollar denominated goods purchased for resale. The fair market value of the outstanding contract as at January 29, 2000 was $1.0 million. Gains and losses on foreign exchange contracts are included in the allocation of the Dylex's overhead expenses as discussed in Note 2.

Credit Risk

The Acquired Businesses' exposure to concentration of credit risk is limited. Accounts receivable are primarily from suppliers and customers of a large and diverse group.

Fair Value of Financial Instruments

The carrying value of the Acquired Businesses' financial assets and financial liabilities as of January 29, 2000 approximate their fair value.

14.	Segment Information

The Acquired Businesses consist of three reportable segments: Braemar, Thrifty's, and National Logistics Services ("NLS"). Braemar sells sportswear and classically styled fashion coordinates for women. Thrifty's sells denim and other casual wear and accessories. NLS is a warehouse and distribution operation. Sales for NLS result from distribution services to Dylex. The accounting policies of all segments are the same as described in Note 3. Management of Dylex evaluates the performance of the business segments based on sales and operating earnings before interest, taxes, depreciation and amortization ("EBITDA").

Financial information regarding the reportable segments follow:

As at and for the year ended January 29, 2000

(U.S. dollars in thousands)	Thrifty's	Braemar	National Logistics Services	Total

Sales	$99,629	$54,177	$16,153	$169,959

EBITDA	13,082	(893)	1,309	13,498

Depreciation and amortization	2,636	1,103	711	4,450

Provision (benefit) for income taxes	4,609	(970)	239	3,878

Segment Assets	34,030	9,901	10,514	54,445

Purchase of fixed and leased assets	4,476	1,207	1,873	7,556

Combined Balance Sheet

Divisions of Dylex Limited Acquired by
American Eagle Outfitters, Inc.

October 28, 2000
(U.S. dollars in thousands)	(Unaudited)

Assets
Current assets:
Cash	$14,597
Merchandise inventory	18,186
Accounts receivable	2,199
Prepaid expenses	362

Total current assets	35,344

Fixed assets:
Land	2,007
Buildings and renovations	5,464
Leasehold improvements and equipment	24,628

32,099
Less accumulated depreciation	10,123

21,976

Systems development costs, net	824

Total assets	$58,144

Liabilities and net divisional equity
Current liabilities:
Accounts payable	$14,192
Accrued liabilities	3,049
Accrued compensation	1,515
Accrued rent	3,019
Unredeemed gift certificates	255
Accrued income and other taxes payable	5,099

Total current liabilities	27,129

Noncurrent liabilities	46

Net divisional equity	30,969

Total liabilities and net divisional equity	$58,144

See accompanying notes to the combined financial statements.

Combined Statement of Operations

Divisions of Dylex Limited Acquired by
American Eagle Outfitters, Inc.

	Nine months ended October 28, 2000	Nine months ended October 30, 1999
(U.S. dollars in thousands)	(Unaudited)	(Unaudited)

Net sales	$116,401	$119,167
Cost of sales, including certain buying, occupancy, and warehousing costs	77,977	81,485

Gross profit	38,424	37,682

Selling, general, and administrative expenses	32,935	32,192
Depreciation and amortization expense	3,661	3,166

Operating income	1,828	2,324
Other expenses, net	(647)	(231)

Income before income taxes	1,181	2,093
Provision for income taxes	520	921

Net income	$661	$1,172

See accompanying notes to the combined financial statements.

Combined Statement of Net Divisional Equity

Divisions of Dylex Limited Acquired by
American Eagle Outfitters, Inc.

For the nine months ended October 30, 1999 (Unaudited) and the nine months ended October 28, 2000 (Unaudited)

(U.S. dollars in thousands)	Net Investment	Other Comprehensive Income (Loss)	Total Net Divisional Equity

Balance at January 31, 1999	$24,321	$—	$24,321
Net transfers to Dylex	(12,108)	—	(12,108)
Comprehensive income:
Net income	1,172	—	1,172
Foreign currency translation adjustments, net of tax	—	835	835

Total comprehensive income			2,007

Balance at October 30, 1999	$13,385	$835	$14,220

Balance at January 29, 2000	31,242	354	31,596
Net transfers from Dylex	277	—	277
Comprehensive income:
Net income	661	—	661
Foreign currency translation adjustments, net of tax	—	(1,011)	(1,011)

Total comprehensive loss			(350)

Balance at October 28, 2000	$31,626	$(657)	$30,969

See accompanying notes to the combined financial statements.

Combined Statement of Cash Flows
Divisions of Dylex Limited Acquired by
American Eagle Outfitters, Inc.

	Nine months ended October 28, 2000	Nine months ended October30, 1999
(U.S. dollars in thousands)	(Unaudited)	(Unaudited)

Operating activities:
Net income	$661	$1,172
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,661	3,166
Changes in assets and liabilities:
Merchandise inventory	(6,792)	(7,424)
Accounts receivable	(1,254)	(156)
Prepaid expenses	(450)	(676)
Accounts payable	2,723	11,235
Accrued liabilities	1,603	(2,275
Accrued compensation	(219)	(1,069)
Accrued rent	269	10
Unredeemed gift certificates	(327)	(255)
Accrued income and other taxes payable	425	2,256

Total adjustments	(361)	4,812

Net cash provided by operating activities	300	5,984

Investing activities:
Capital expenditures	(3,447)	(6,413)

Net cash used for investing activities	(3,447)	(6,413)

Financing activities:
Net transfers to Dylex	(254)	(7,906)

Net cash used for financing activities	(254)	(7,906)

Net decrease in cash	(3,401)	(8,335)
Cash—beginning of period	17,998	17,435

Cash—end of period	$14,597	$9,100

See accompanying notes to the combined financial statements.

Notes to Combined Financial Statements

Divisions of Dylex Limited Acquired by
American Eagle Outfitters, Inc.

1.	Business Operations

Braemar, Thrifty's, and National Logistic Services ("NLS") (the "Acquired Businesses") are divisions of Dylex Limited ("Dylex"), which is a company incorporated under the laws of Canada. During 1995, Dylex was reorganized (the "reorganization") under the provisions of the Companies' Creditors Arrangement Act ("CCAA") in Canada.

The Acquired Businesses are specialty retailers of apparel and accessories for women, teens, and young adults. The Acquired Businesses operate 172 retail stores located in Canada. The following table sets forth the approximate percentage of net sales attributable to each merchandise group for the Acquired Businesses:

	Nine months ended October 28, 2000	Nine months ended October 30, 1999
	(Unaudited)	(Unaudited)
Men's apparel	27%	26%
Women's apparel	70	71
Accessories	3	3

Total	100%	100%

On December 1, 2000, American Eagle Outfitters, Inc. completed the purchase of the Acquired Businesses. These financial statements do not reflect any adjustments as a result of this acquisition. The combined financial statements reflect historical carve-out combined financial statements for the Acquired Businesses at and for the nine months ended October 28, 2000 and the nine months ended October 30, 1999.

In connection with this acquisition, American Eagle Outfitters, Inc. announced its intention to convert the Braemar retail stores to American Eagle Outfitters retail stores. These combined financial statements do not reflect any adjustments to the assets and liabilities which might arise as a result of this subsequent event.

The financials statements for the nine months ended October 28, 2000 and the nine months ended October 30, 1999 have not been audited or reviewed by an independent accountant. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included and are consistent with the audited financial statements for the year ended January 29, 2000.

2.	Principles of Combination

The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All significant transactions and balances between and with the Acquired Businesses have been eliminated in combination. The combined financial statements reflect an allocation of Dylex overhead expenses. These expenses were allocated, where practicable, based on net sales of the businesses acquired, or allocated to the Acquired Businesses on a pro rata basis. Management believes the methods of allocation to be reasonable.

3.	Summary of Significant Accounting Policies

Merchandise Inventory

Merchandise inventory is valued at the lower of cost or market using the retail inventory method. The Acquired Businesses review their inventory levels in order to identify slow-moving merchandise and generally use markdowns to clear merchandise. Markdowns may occur when inventory exceeds customer demand for reasons of style, seasonal adaptation, changes in customer preference, lack of consumer acceptance of fashion items, competition, or if it is determined that the inventory in stock will not sell at its currently ticketed price. Such markdowns may have an adverse impact on earnings, depending on the extent and amount of inventory affected.

Fixed Assets

Fixed assets acquired after January 28, 1995, are recorded at cost. As part of the reorganization, fixed assets were revalued at the lower of net book value or fair market value.

Fixed assets are depreciated on a straight-line basis over their estimated useful lives as follows:

Buildings	40 years
Building renovations	5 years
Leasehold improvements and equipment	4 to 10 years

Depreciation for the nine months ended October 28, 2000 and October 30, 1999 was $2.9 million and $2.7 million, respectively.

In accordance with FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, management evaluates, at least annually, the ongoing value of long-lived assets associated with retail stores which have been open longer than one year. Impairment losses are recorded on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. When events such as these occur, the impaired assets are adjusted to estimated fair market value. There were no impairment losses recorded for the nine months ended October 29, 2000 or the nine months ended October 30, 1999.

Capital Leases

Certain long-term lease transactions relating to the financing of store fixtures and other equipment are accounted for as capital leases. Assets recorded under capital leases are amortized on a straight-line basis using rates that are consistent with similar fixed assets. Obligations recorded under capital leases are reduced by rental payments net of imputed interest.

Start up Costs

Costs related to the development of new business concepts are expensed as incurred.

Systems Development Costs

Costs, primarily the external direct costs of purchasing software and direct payroll relating to the implementation of computer systems, are capitalized and amortized over a maximum of four years, commencing when the system is fully operational. Amortization expense was $0.8 million and $0.6 million for the nine months ended October 28, 2000 and October 30, 1999, respectively. Details of systems development costs follow:

(U.S. dollars in thousands)	October 28, 2000
(Unaudited)
Systems development costs	$1,553
Less: accumulated amortization	(729)

Systems development costs, net	$824

Store Opening Costs

All costs associated with the opening of new stores are expensed as incurred.

Foreign Currency Translation

As the Acquired Businesses operate solely in Canada, the Canadian dollar is the functional currency. These combined financial statements have been prepared as if the Acquired Businesses adopted the U.S. dollar as the reporting currency as of January 31, 1999. In accordance with FASB Statement No. 52, Foreign Currency Translation, assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rate prevailing at the period-end date. Revenues and expenses denominated in foreign currencies are translated into U.S. dollars at the average exchange rate for the period. Gains or losses resulting from foreign currency transactions are included in the results of operations, whereas related translation adjustments are reported as other comprehensive income in accordance with FASB Statement No. 130, Reporting Comprehensive Income. Components of comprehensive income include net income and the effects of translating the financial statements from the functional currency, Canadian dollars, to the reporting currency, U.S. dollars.

As part of the Statement of Net Divisional Equity, the accumulated effects of such translation gains and losses are reported, net of tax, as components of other comprehensive loss, as follows:

(U.S. dollars in thousands)	Cumulative Translation Loss-Pre-Tax	Tax Benefit	Other Comprehensive Loss, Net of Tax

October 28, 2000 (Unaudited)	($1,173)	516	($657)

Pension Costs

Dylex maintains two pension plans providing benefits on a defined benefit basis up to the end of 1992, and from 1993, on a defined contribution basis. In connection with the purchase of the Acquired Businesses, Dylex has retained the plan assets and benefit obligations of both plans. Therefore, neither the assets or liabilities related to the defined benefit plans have been included in these combined financial statements.

In the case of the defined benefit provisions, pensions are based on length of service and career average earnings. The cost of pension benefits earned by employees is determined using the projected benefit method pro-rated on service and is charged to expense as services are rendered. This cost reflects Management's best estimates of the pension plans' expected investment yields, salary escalation, mortality of members, termination, and the ages at which members will retire. Adjustments arising from plan amendments, experience gains and losses and changes in assumptions are amortized over the estimated average remaining service lives of the employees. These costs were considered as part of the allocation of Dylex overhead expenses discussed in Note 2.

In the case of the defined contribution plan, the cost of pension benefits is the Dylex required contribution to the plan.

Employee Stock Option Plan

Dylex has a stock option plan, which is described more fully in Note 10 of these combined financial statements. In October 1995, the FASB issued Statement No. 123, Accounting for Stock-Based Compensation, (SFAS 123) which establishes financial accounting and reporting standards for stock-based employee compensation plans. Dylex accounts for its stock-based employee compensation plan using the intrinsic value method under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, (APB 25). Under APB 25, because the exercise price of Dylex's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Use of Estimates

The preparation of the combined financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions based on currently available information. Such estimates and assumptions may affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as at the reporting date and the reported amounts of revenue and expenses during the period. Actual results could differ from the estimates and assumptions used.

Revenue Recognition

Revenue is recorded upon purchase of merchandise by customers. In connection with gift certificates, a deferred revenue amount is established upon purchase of the certificate by the customer and revenue is recognized upon redemption and purchase of the merchandise.

Advertising Costs

Advertising consists primarily of radio and outdoor advertising, preferred customer mailings, and in-store signage. Costs are expenses as incurred. Advertising expense is summarized as follows:

(U.S. dollars in thousands)	Nine months ended October 28, 2000	Nine months ended October 30, 1999
	(Unaudited)	(Unaudited)
Advertising expense	$3,271	$2,680

Landlord Allowances

Landlord allowances reduce leasehold improvements and equipment on the combined balance sheet.

Recent Financial Accounting Developments

In 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS 137 and 138 (collectively SFAS 133), which established standards for the recognition and measurement of derivative and hedging activities. This standard is effective for 2001. As discussed in Note 13, Dylex enters into these types of contracts, however, based on the fact that the Acquired Businesses do not engage in this type of activity, these pronouncements are not anticipated to have any significant impact on the combined financial statements.

4.	Supplemental Disclosures of Cash Flow Information

(U.S. dollars in thousands)	Nine months ended October 28, 2000	Nine months ended October 30, 1999
	(Unaudited)	(Unaudited)
Cash paid during the periods for:
Income taxes	$48	$48
Interest	$581	$311

Income taxes paid represent the allocation from Dylex to the Acquired Businesses of the Canadian Large Corporation Tax.

5.	Related Party Transactions

Dylex provides management services relating to technology, real estate, legal, lease administration, market research, payroll and accounts payable services to the Acquired Businesses. For the nine months ended October 28, 2000 and October 30, 1999, management fees paid were $1.8 million and $2.0 million, respectively. These fees are included in selling, general, and administrative expenses.

6.	Letters of Credit

Under Dylex, the Acquired Businesses have a borrowing arrangement with a bank to provide $17.4 million of letters of credit. At October 28, 2000, letters of credit of $0.7 million were outstanding related to the Acquired Businesses.

7.	Net Divisional Equity

Net divisional equity represents the net assets of the Acquired Businesses. Included in net divisional equity are all interdivisional balances with Dylex, net income of the Acquired Businesses and foreign currency translation adjustments.

8.	Lease Commitments

Store operations are conducted primarily from leased premises. These leases generally provide for base rentals and the payment of a percentage of sales as additional rent when sales exceed specified levels. These leases generally include renewal options and provide for rent escalations during the term of the lease. Minimum rentals relating to these leases are recorded on a straight-line basis. In addition, the leases typically include common area maintenance charges, real estate taxes, and certain other expenses. These leases are classified as operating leases.

Rent expense charged to operations was as follows:

(U.S. dollars in thousands)	Nine months ended October 28, 2000	Nine months ended October 30, 1999
	(Unaudited)	(Unaudited)
Minimum rentals	$9,839	$9,369
Contingent rentals	327	278

	$10,166	$9,647

The Acquired Businesses' future minimum lease payments as of October 28, 2000 are as follows:

(U.S. dollars in thousands)	Capital Leases	Operating Leases

2001	$78	$11,996
2002	17	11,552
2003	—	12,275
2004	—	10,938
2005	—	8,779
Thereafter	—	21,123

Total minimum lease payments	$95	$75,663

Less amount representing imputed interest at varying rates	7

Present value of obligations under capital leases	88
Due within one year	42

Long-term obligations under capital leases	$46

9.	Income Taxes

As of October 28, 2000 and October 30, 1999, the Acquired Businesses did not file separate tax returns, instead the reported operations were included in the Canadian tax return of Dylex Limited, which had significant net operating loss and capital loss carryforwards. Due to these loss carryforwards, no actual current income tax liabilities exist. These combined financial statements show the estimated total tax expense (current and deferred) of the Acquired Businesses, as if they were a standalone Canadian taxpayer, with no tax loss attributable to the reported operations. The current and deferred tax liabilities are grouped together on the combined balance sheet, due to a lack of available data necessary to classify the taxes separately and because such amounts would not be applicable following the purchase of the Acquired Businesses by American Eagle Outfitters, Inc.

The income tax expense is higher than the expected U.S. statutory rate of 35% due to higher statutory rates in Canada.

Significant components of the provision for income taxes are as follows:

	Nine months ended October 28, 2000	Nine months ended October 30, 1999
	(Unaudited)	(Unaudited)
(U.S. dollars in thousands)

U.S federal	$—	$—
Canadian	520	921

Provision for income taxes	$520	$921

A reconciliation between the U.S. statutory federal income tax and the effective tax rate follows:

	Nine months ended October 28, 2000	Nine months ended October 30, 1999
	(Unaudited)	(Unaudited)
U.S. federal income tax rate	35%	35%
Effect of foreign operations subject
to higher Canadian tax rates	9	9

	44%	44%

10.	Employee Stock Option Plan

At the 1995, 1996, and 1997 Annual Meetings of Shareholders of Dylex, the Shareholders approved an employee stock option plan (ESOP) and authorized Dylex to reserve a total of 5,568,873 common shares for issuance in accordance with the terms of the ESOP. Options granted are exercisable over a period from seven to ten years and the purchase price is payable in full at the time the options are exercised. Options are granted at an exercise price equal to the market price of the underlying common shares at the time of the grant and, subject to accelerated vesting provisions, vest at 20% per year commencing on the first anniversary of the grant.

Pro forma information regarding net income is required by FASB 123, however, due to the fact that the fair value method results in net income that is not materially different from amounts reported, no pro forma information is disclosed.

A summary of Dylex's stock option activity applicable to the Acquired Businesses follows:

	Nine months ended October 28, 2000 (Unaudited)
	Options	Weighted Average Exercise Price

Outstanding—beginning of period	745,348	$2.60
Granted (exercise price equal to fair value)	195,000	$0.53
Exercised	—	—
Cancelled	(274,668)	$2.47

Outstanding—end of period	665,680	$1.88

Exercisable—end of period	417,680	$1.76

The following summarizes information about stock options applicable to the Acquired Businesses which are outstanding at October 28, 2000:

	Options Outstanding			Options Exercisable
Exercise Prices	Outstanding at October 28, 2000	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Exercisable At October 28, 2000	Weighted Average Exercise Price

$0.53	195,000	9.9 years	$0.53	100,000	$0.53
$0.77	140,680	5.3 years	$0.77	96,680	$0.77
$1.31	100,000	9.2 years	$1.31	100,000	$1.31
$1.92	20,000	5.6 years	$1.92	14,000	$1.92
$4.01	110,000	7.7 years	$4.01	38,000	$4.01
$4.92	100,000	6.7 years	$4.92	69,000	$4.92

$0.53 to $4.92	665,680	7.8 years	$1.99	417,680	$1.86

These stock options were cancelled pursuant to the purchase of the Acquired Businesses by American Eagle Outfitters, Inc.

11.	Pension Plan

The projected net assets available for plan benefits and the actuarially determined present value of accumulated pension benefits for the Acquired Businesses' share of Dylex's two defined benefit plans are as follows:

(U.S. dollars in thousands)	January 29, 2000

Pension fund assets	$954
Pension obligations	$807

The Acquired Businesses' share of pension fund assets and pension obligations disclosed above were determined based on the number of participants from the Acquired Businesses in relation to total plan participants.

In determining the actuarial present value of accumulated plan benefits and pension costs, Dylex used a discount rate and expected rate of return on plan assets of 6.5%. Discount rates reflected current interest rates. Dylex amortized unrecognized gains and losses associated with the plans over the estimated average remaining service life of the employee group covered by the plans, which is estimated to be 15.4 years and 11.0 years for the two plans, respectively. As such, plan assets represent fair market values and liabilities represent the present value of all future benefit obligations.

Commencing January 1, 1993, Dylex introduced a new Retirement Savings Program, the Dylex Employees' Pension Plan, replacing the defined benefit provisions with a defined contribution formula. All benefits earned by employees from this date onward have been reflected in the defined contribution arrangement. For the nine months ended October 28, 2000 and October 30, 1999, the Acquired Businesses recognized $0.1 million and $0.3 million in expense, respectively.

Effective August 31, 2000, Dylex commenced a wind-up of both plans. Dylex management anticipates that it will take one year to complete the wind-up process.

12.	Contingencies

In the normal course of business, the Acquired Businesses have been the subject of legal claims. These legal claims are the responsibility of Dylex. No material amounts related to these claims have been incurred during the periods presented relating to the Acquired Businesses.

13.	Financial Instruments

Foreign Exchange Risk

From time to time, Dylex enters into forward exchange contracts to reduce the foreign exchange risk with respect to U.S. dollar denominated goods purchased for resale. The fair market value of the outstanding contract as at January 29, 2000 was $1.0 million. Gains and losses on foreign exchange contracts are included in the allocation of Dylex's overhead expenses as discussed in Note 2.

Credit Risk

The Acquired Businesses' exposure to concentration of credit risk is limited. Accounts receivable are primarily from suppliers and customers of a large and diverse group.

Fair Value of Financial Instruments

The carrying value of the Acquired Businesses' financial assets and financial liabilities as of January 29, 2000 approximate their fair value.

14.	Segment Information

The Acquired Businesses consist of three reportable segments: Braemar, Thrifty's, and National Logistics Services ("NLS"). Braemar sells sportswear and classically styled fashion coordinates for women. Thrifty's sells denim and other casual wear and accessories. NLS is a warehouse and distribution operation. Sales for NLS result from distribution services to Dylex. The accounting policies of all segments are the same as described in Note 3. Management of Dylex evaluates the performance of the business segments based on sales and operating earnings before interest, taxes, depreciation and amortization ("EBITDA").

Financial information regarding the reportable segments follow:

As at and for the nine months ended October 28, 2000

(Unaudited) (U.S. Dollars in thousands)	Thrifty's	Braemar	National Logistics Services	Total

Sales	$75,801	$33,283	$7,317	$116,401

EBITDA	8,012	(4,063)	1,540	5,489

Depreciation and amortization	2,389	922	350	3,661

Provision (benefit) for income taxes	2,333	(2,335)	522	520

Segment Assets	37,471	12,553	8,120	58,144

Purchase of fixed and leased assets	2,172	1,055	220	3,447

As at and for the nine months ended October 30, 1999

(Unaudited) (U.S. Dollars in thousands)	Thrifty's	Braemar	National Logistics Services	Total

Sales	$68,022	$37,516	$13,629	$119,167

EBITDA	7,221	(2,389)	658	5,490

Depreciation and amortization	1,794	777	595	3,166

Provision (benefit) for income taxes	2,385	(1,459)	(5)	921

Purchase of fixed and leased assets	3,465	1,082	1,866	6,413

Unaudited Pro Forma Combined Financial Statements

The accompanying Unaudited Pro Forma Financial Statements have been prepared to give effect to the acquisition of certain of the net assets of Braemar, Thrifty's and National Logistics Services-Divisions of Dylex Limited (collectively the "Acquired Businesses") by American Eagle Outfitters, Inc (the "Company" or "AEO"). The Unaudited Pro Forma Combined Statements of Operations gives effect to the acquisition of the Acquired Businesses for the year ended January 29, 2000 and the nine months ended October 28, 2000 as if the acquisition had occurred on January 31, 1999. The Unaudited Pro Forma Combined Statements of Operations presented for the year ended January 29, 2000 and the nine months ended October 28, 2000 includes the historical financial results of the Company and the Acquired Businesses adjusted for the impact of the Acquired Businesses acquisition cost.

The Unaudited Pro Forma Combined Statement of Financial Position as of October 28, 2000 gives effect to the acquisition as if the acquisition had occurred on that date. The Unaudited Pro Forma Combined Statement of Financial Position includes the balance sheet of the Company and the Acquired Businesses as of October 28, 2000 adjusted for the acquisition amounts paid and net asset amounts that were not acquired by AEO.

The Unaudited Pro Forma Combined Financial Statements includes the adjustments that have a continuing impact to the combined company to reflect the transaction using purchase accounting. The pro forma adjustments are described in the notes to the Unaudited Pro Forma Combined Financial Statements. The adjustments are based upon preliminary information and certain management judgments.

The Unaudited Pro Forma Combined Financial Statements and accompanying notes are presented for illustrative purposes only and do not purport to be indicative of and should not be relied upon as indicative of the financial position or operating results which may occur in the future, or that would have occurred if the acquisition had been consummated on the dates indicated above. Synergies and expected cost savings from the integration of the Acquired Businesses with the Company's previously existing businesses or any additional profitability resulting from the application of the Company's anticipated revenue enhancement measures have not been included in the Unaudited Pro Forma Combined Statements of Operations. The Company intends to convert approximately 47 Braemar locations to American Eagle Outfitters stores. No pro forma adjustments are reflected related to these anticipated conversions as those future actions are revenue enhancing and cost reducing activities. The Unaudited Pro Forma Combined Financial Statements should be read in conjunction with the Acquired Businesses' historical combined financial statements and notes thereto for the year ended January 29, 2000 and the nine months ended October 28, 2000 included in this report and the Company's consolidated financial statements and notes thereto and management's discussion and analysis for the year ended January 29, 2000 and the nine months ended October 28, 2000.

Unaudited Pro Forma Combined Balance Sheet

October 28, 2000

	Historical
(U.S. dollars, in thousands)	AEO October 28, 2000	Acquired Businesses October 28, 2000	Pro Forma Adjustments (1)		Pro Forma Combined

Assets
Current assets:
Cash and cash equivalents	$70,959	$14,597	$(14,532	) (a)	$22,098
			(48,926	) (c)
Short-term investments	28,230	—			28,230
Merchandise inventory	111,386	18,186	(844	) (b)	128,728
Accounts and note receivable	24,508	2,199			26,707
Prepaid expenses and other	14,893	362			15,255
Deferred income taxes	15,724	—			15,724

Total current assets	265,700	35,344	(64,302)		236,742

Fixed assets:
Land	450	2,007	(634	) (b)	1,823
Building	—	5,464	1,312	(b)	6,776
Fixture and equipment	81,206	—			81,206
Leasehold improvements	107,661	24,628	2,135	(b)	134,424

	189,317	32,099	2,813		224,229
Less: accumulated depreciation	48,996	10,123	(10,123	) (b)	48,996

	140,321	21,976	12,936		175,233

Other assets, less accumulated depreciation	14,801	824	30,233	(b)	45,034
			(824	) (a)

Total assets	$420,822	$58,144	$(21,957)		$457,009

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$56,588	$14,192	$(14,192	) (a)	$56,588
Accrued compensation and payroll taxes	18,934	1,515	(1,515	) (a)	18,934
Accrued rent	20,193	3,019	(3,019	) (a)	20,193
Accrued income and other taxes payable	18,738	5,099	(5,099	) (a)	18,738
Unredeemed stored value cards and gift certificates	4,509	255	(255	) (a)	4,509
Other liabilities and accrued expenses	5,364	3,049	(3,049	) (a)	12,329
			490	(b)
			6,475	(b)

Total current liabilities	124,326	27,129	(20,164)		131,291

Commitments and contingencies	—	—	—		—

Long-term debt			29,222	(c)	29,222
Other noncurrent liabilities	1,452	46	(46	) (a)	1,452

Total noncurrent liabilities	1,452	46	29,176		30,674

Stockholders' equity
Preferred stock	—	—			—
Common stock	473	—			473
Contributed capital	95,806	—			95,806
Net investment in acquired businesses	—	19,057	(19,057	) (a)	—
Retained earnings	225,145	12,569	(12,569	) (d)	225,145

	321,424	31,626	(31,626)		321,424
Less: Deferred compensation	4,097	—			4,097
Accumulated other comprehensive income (loss)	56	(657)	657	(d)	56
Treasury stock	22,339	—			22,339

Total stockholders' equity	295,044	30,969	(30,969)		295,044

Total liabilities and stockholders' equity	$420,822	$58,144	$(21,957)		$457,009

(1)     All letter references refer to Note 2 of the Notes to the Unaudited Pro Forma Combined Financial Statements.

Unaudited Pro Forma Combined Statement of Operations

Nine Months ended October 28, 2000

(U.S. dollars, in thousands)	AEO Nine Month Period ended October 28, 2000	Acquired Businesses Nine Month Period ended October 28, 2000	Pro Forma Adjustments (2)	Pro Forma Combined Company

Net sales	$669,743	$116,401	$—		$786,144
Cost of sales, including certain buying, occupancy and warehousing expenses
	416,018	77,977	—		493,995

Gross profit	253,725	38,424	—		292,149
Selling, general and administrative expenses
	169,367	32,935	—		202,302
Depreciation and amortization expense	14,952	3,661	1,475	(a)	21,485
			1,397	(c)

Operating income	69,406	1,828	(2,872)		68,362
Other income (expense), net	3,847	(647)	(1,323	) (b)	1,877

Income before income taxes	73,253	1,181	(4,195)		70,239
Provision for income taxes	28,642	520	(1,067	) (d)	28,095

Net Income	$44,611	$661	$(3,128)		$42,144

Basic earnings per common share	$0.64				$0.61

Diluted earnings per common share	$0.62				$0.59

Weighted average common shares
Outstanding—basic	69,633				69,633
Weighted average common shares
Outstanding—diluted	72,021				72,021

(2)     All letter references refer to Note 3 of the Notes to Unaudited Pro Forma Combined Financial Statements.

Unaudited Pro Forma Combined Statement of Operations

Year ended January 29, 2000

(U.S. dollars, in thousands)	AEO	Acquired Businesses	Pro Forma Adjustments (2)		Pro Forma Combined Company

Net sales	$832,104	$169,959	$—		$1,002,063
Cost of sales, including certain buying,
occupancy and warehousing expenses	475,596	112,609	—		588,205

Gross profit	356,508	57,350	—		413,858
Selling, general and administrative
expenses	194,795	43,852	—		238,647
Depreciation and amortization expense	12,199	4,450	1,967	(a)	20,479
			1,863	(c)

Operating income	149,514	9,048	(3,830)		154,732
Other income (expense), net	(160)	(235)	(1,764	) (b)	(2,159)

Income before income taxes	149,354	8,813	(5,594)		152,573
Provision for income taxes	58,694	3,878	(1,543	) (d)	61,029

Net Income	$90,660	$4,935	$(4,051)		$91,544

Basic earnings per common share	$1.30				$1.32

Diluted earnings per common share	$1.24				$1.25

Weighted average common shares
outstanding — basic	69,555				69,555
Weighted average common shares
outstanding — diluted	73,113				73,113

(2)     All letters references refer to Note 3 of the Notes to Unaudited Pro Forma Combined Financial Statements.

Notes to Unaudited Pro Forma Combined Financial Statements

1.	Summary of Significant Accounting Policies

Foreign Currency Translation

The Canadian dollar is determined to be the functional currency for the Acquired Businesses. In accordance with FASB Statement No. 52, "Foreign Currency Translation," the assets and liabilities which are denominated in foreign currencies are translated into U.S. Dollars at the exchange rate prevailing at October 28, 2000. Revenues and expenses denominated in foreign currencies are translated into U.S. dollars at the average exchange rate for the nine months ended October 29, 2000 and the year ended January 29, 2000. Gains or losses resulting from foreign currency transactions are included in the results of operations, whereas, related translation adjustments are reported as other comprehensive income, in accordance with FASB Statement No. 130, "Reporting Comprehensive Income." Components of comprehensive income include net income and the effects of translating the financial statements from the functional currency, Canadian dollars, to the reporting currency, U.S. dollars. The exchange rate used to convert the Unaudited Pro Forma Combined Balance Sheet from Canadian dollars to U.S dollars as of October 28, 2000 was .6540. The Unaudited Pro Forma Combined Statements of Operations for the nine months ended October 28, 2000 and the year ended January 29, 2000 assume that the acquisition occurred on January 31, 1999 when the exchange rate from Canadian dollars to U.S. dollars was .6572. The difference in translation rates at the assumed transaction dates result in insignificant differences in the assumed purchase price allocation as presented in the Unaudited Pro Forma Combined Balance Sheet and the Unaudited Pro Forma Combined Statements of Operations.

Stock Split

On January 22, 2001, American Eagle Outfitters' Board of Directors announced a three-for-two stock split to be distributed on February 23, 2001 to shareholders of record on February 2, 2001. Accordingly, all share amounts and per share reflected in the unaudited pro forma combined financial statements have been restated to reflect the stock split.

2.	Pro forma Adjustments to the Unaudited Pro Forma Combined Balance Sheet as of October 28, 2000

The pro forma adjustments to the Unaudited Pro Forma Combined Balance Sheet reflect the purchase of the acquired businesses and the allocation of the pro forma purchase price to the acquired assets based on the preliminary estimate of their fair value at the date of the acquisition.

(a)	The following amounts included in the Acquired Businesses balance sheet were not purchased or assumed by AEO in the transaction:

Cash and cash equivalents	$14,532
Other assets, less accumulated depreciation	824
Accounts payable	14,192
Accrued compensation and payroll taxes	1,515
Accrued rent	3,019
Accrued income and other taxes	5,099
Other liabilities and accrued expenses	3,049
Unredeemed stored value cards and gift certificates	255
Net investment in acquired businesses	19,057
Other noncurrent liabilities	46

(b)	The estimated net purchase price and preliminary adjustments to historical book value of Acquired Businesses as a result of the acquisition together with the financing are as follows:

Purchase price:
Estimated cash consideration	$75,406
Transaction costs	2,742
Book value of net assets acquired	42,788

$35,360

The purchase price is subject to adjustment based upon the results of an audit and subsequent resolution of differences, if any, between the parties. This process is not completed, however, management does not believe material changes to the estimated amounts will occur.

Preliminary allocation of purchase price in excess of (less than) net assets acquired:

Merchandise inventory	$(844)
Land	(634)
Building	1,312
Leasehold improvements	2,135
Accumulated depreciation	10,123
Accrued liabilities	(490)
Accrued liabilities, recognized in accordance with EITF 95-3	(6,475)
Estimated adjustment for costs in excess of net assets of
Acquired Businesses	30,233

$35,360

The unaudited pro forma combined balance sheet includes an estimated accrued liability of $6,475 for severance costs and estimated operating losses for the elimination of an Acquired Business concept. The Company has announced its intention to convert these locations to American Eagle Outfitters retail stores. The conversion plans will be finalized, approved, and communicated as soon as practical.

(c)	Represents debt incurred ($29,222) and cash paid ($48,926) to finance the acquisition.

(d)	Represents elimination of historic equity amounts of Acquired Businesses.

3.	Pro forma Adjustments to the Unaudited Pro Forma Combined Statements of Operations for the Year ended January 29, 2000 and the Nine Months ended October 28, 2000.

The pro forma adjustments to the unaudited pro forma combined statements of operations reflect the purchase of the acquired businesses.

(a)	The following represents increased amortization expense related to goodwill created in the acquisition:

	Amount	Useful Life	Year ended January 29, 2000 Amortization Expense Adjustment	Nine months ended October 28, 2000 Amortization Expense Adjustment

Goodwill	$29,507	15 years	$1,967	$1,475

(b)	Reflects adjustments for additional interest expense assuming the acquisition occurred on January 31, 1999.
	Rate	Principal	Year ended January 29, 2000 Interest Expense Adjustment	Nine months ended October 28, 2000 Interest Expense Adjustment

Term loan	5.97%	$29,544	$1,764	$1,323
(c)	The following represents increased depreciation expense related to the adjustment of recording Acquired Businesses fixed assets at fair value:
	Write-up of Fixed Assets	Weighted Average Remaining Useful Life	Year ended January 29, 2000 Depreciation Expense Adjustment	Nine months ended October 28, 2000 Depreciation Expense Adjustment

Building	$1,386	20 years	$69	$52
Leasehold improvements	12,554	7 years	1,794	1,345

			$1,863	$1,397

(d)	Adjustment to reflect income taxes as the amount which would have been recognized on a combined basis.

	Year ended January 29, 2000	Nine month ended October 28, 2000

Pro forma income before income taxes	$152,573	$70,239
Estimated statutory rate	40%	40%

Pro forma tax expense	$61,029	$28,095

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934,the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.

Date: February 13, 2001	By: /s/ Dale E. Clifton

Dale E. Clifton Vice President, Controller, and Chief Accounting Officer